As filed with the Securities and Exchange Commission on March 14, 2005.
Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________________________________________

AMENDMENT NO. 1

TO

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________________________________________

DOR BioPharma, Inc.

(Exact name of Registrant as specified in its charter)
______________________________________________________

Delaware   41-1505029
                            (State or other jurisdiction of                (I.R.S. Employer
incorporation or organization)        Identification No.)

DOR BioPharma, Inc.
Lincoln Building, 1691 Michigan Ave
Miami, Florida 33139
(305) 534-3383
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Michael T. Sember
President and Chief Executive Officer
DOR BioPharma, Inc.
Lincoln Building, 1691 Michigan Ave
Miami, Florida 33139
(305) 534-3383
(Name, address, including zip code, and telephone number, including area code, of agent for service)

______________________________________________________

with copies to:
Leslie J. Croland, Esq.
Edwards & Angell, LLP
350 East Las Olas Blvd., Suite 1150
Fort Lauderdale, Florida 33334-3607
(954) 727-2600
______________________________________________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

______________________________________________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Explanatory Note:

        DOR BioPharma, Inc. (the “Company”) hereby amends its Registration Statement on Form S-3, as filed with the Securities and Exchange Commission on March 11, 2005, for the purpose of re-filing the consent of Sweeney, Gates & Co, independent Registered public accounting firm.

ITEM 16.  Exhibits

Exhibit Number	Exhibit
4.1	Amended and Restated Certificate of Incorporation, incorporated by reference from Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 2003.
4.2	Amended and Restated Bylaws of the Company, incorporated by reference from Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 2003.
4.3.1
Securities Purchase Agreement ("Purchase Agreement") dated as of February 1, 2005 among the Registrant and the investors named therein, incorporated by reference from Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on February 3, 2005.

4.3.2
Amendment No. 1 dated as of February 17, 2005 to the Purchase Agreement, incorporated by reference from Exhibit 10.20 to the Registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004.

4.4	Form of Common Stock Purchase Warrant, incorporated by reference from Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on February 3, 2005.
4.5
Registration Rights Agreement dated as of February 1, 2005 among the Registrant and the investors named therein, incorporated by reference from Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on February 3, 2005.

5.1	Opinion of Edwards & Angell LLP.*
23.1	Consent of Sweeney, Gates & Co., independent Registered public accounting firm. Filed Herewith.
23.2	Consent of Edwards & Angell LLP (contained in its opinion filed as Exhibit 5.1 hereto).
24.1	Powers of Attorney (included on the signature page hereto).*
* Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on the 14th day of March, 2005.

DOR BIOPHARMA, INC.

By: /s/ Michael T. Sember
   Michael T. Sember
   President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ MICHAEL T. SEMBER Michael T. Sember	Director, President and Chief Executive Officer (Principal Executive Officer)	March 14, 2005
* Evan Myrianthopoulos	Director, Chief Financial Officer (Principal Financial and Accounting Officer)	March 14, 2005
* Alexander P. Haig	Chairman of the Board	March 14, 2005
* Steve M. Kanzer	Vice-Chairman of the Board	March 14, 2005
* James S. Kuo	Director	March 14, 2005
* Stuart Sedlack	Director	March 14, 2005

*By:	/s/ MICHAEL T. SEMBER Michael T. Sember As Attorney-In-Fact

INDEX TO EXHIBITS
Exhibit Number	Exhibit
23.1	Consent of Sweeney, Gates & Co., independent Registered public accounting firm.